Exhibit 99.1

ALLERGAN PROVIDES UPDATE ON EARNINGS PER SHARE AND SALES EXPECTATIONS

(IRVINE, Calif., October 9, 2014) - Allergan, Inc. (NYSE: AGN) today provided the following updates on earnings per share (EPS) and sales expectations based on current information.

Third Quarter 2014

•	Allergan expects non-GAAP diluted EPS attributable to stockholders for the third quarter of 2014 to be between $1.76 and $1.78, representing an increase of between 43 and 45 percent compared to non-GAAP diluted EPS attributable to stockholders for the third quarter of 2013. Previous guidance provided for non-GAAP diluted EPS attributable to stockholders for the third quarter of 2014 was between $1.44 and $1.47.

•	Allergan expects product net sales for the third quarter of 2014 to increase in excess of 17 percent in dollars compared to product net sales for the third quarter of 2013, demonstrating a further acceleration in percentage sales growth.

Full year 2014

•	Allergan expects non-GAAP diluted EPS attributable to stockholders for full year 2014 to be between $6.20 and $6.25, representing an increase of between 30 and 31 percent compared to non-GAAP diluted EPS attributable to stockholders for full year 2013.

•	Allergan expects product net sales for full year 2014 to increase between 14 and 15 percent in dollars compared to product net sales for full year 2013. This reflects the continued negative impact of the strengthening dollar in the fourth quarter of 2014.

Allergan will make its regular disclosures on sales and operating results during its third quarter 2014 earnings call. The date of the earnings call is still being determined.

2015 and 2016

Due to the continued strength of the business discussed above, Allergan expects the following increases to EPS:

•	Allergan expects non-GAAP diluted EPS attributable to stockholders for full year 2015 to be approximately $8.60.

•	Allergan expects non-GAAP diluted EPS attributable to stockholders for full year 2016 to be approximately $10.25.

Operating Performance

•	Momentum derived from many sources: robust growth of worldwide markets in which Allergan operates; increases in market share in most categories; many regulatory approvals for new products in the U.S. and internationally; and targeted investments to create and grow new products and new categories.

•	Exceptional growth in EPS from the acceleration in sales but also in leveraging of sales and marketing expenditures. The benefits from Allergan’s previously announced restructuring program will be reflected in the Company’s actual results beginning in the fourth quarter of 2014 and continuing through 2015.

•	Demonstration of Allergan’s employees’ ability to focus on the needs of the business and to serving the needs of our physician customers and their patients.

“Today’s announced expectations for the third quarter and updated future outlook further demonstrate that there is a vast value gap between Valeant’s offer and the intrinsic value of Allergan,” said David E.I. Pyott, Allergan’s Chairman of the Board and Chief Executive Officer. “The Company continues to perform exceptionally well, driven by accelerating sales growth since early 2013 across a broad range of products and geographies.”

“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States. Non-GAAP diluted EPS represents EPS attributable to Allergan as calculated under GAAP, as adjusted to remove the effects of (i) extraordinary, unusual or non-recurring items; (ii) accounting changes required by GAAP; (iii) expenses for restructuring or productivity initiatives; (iv) integration and transaction costs associated with business combinations; (v) changes in the fair value of contingent consideration; (vi) amortization of acquired intangible assets; (vii) impairment of goodwill and intangible assets; (viii) significant unusual legal settlement expenses or recoveries; (ix) any unrealized gains or losses on derivative instruments; (x) significant discrete income tax adjustments related to transactions in previously filed tax returns; (xi) any other items that management determines are not reflective of Allergan’s core, ongoing business activities; and (xii) any income tax effects of any adjustments with respect to subclauses (i) through (xi).

This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the U.S. Securities and Exchange Commission, with respect to anticipated results for the third quarter of 2014 and full years of 2014, 2015 and 2016. Allergan believes that its presentation of non-GAAP financial measures provides useful supplementary information to investors regarding its operational performance because it enhances an investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities by providing a basis for the comparison of results of core business operations between current, past and future periods. Management uses non-GAAP earnings to prepare operating budgets and forecasts and to measure Allergan’s performance against those budgets and forecasts on a corporate and segment level. Allergan also uses non-GAAP earnings for evaluating management performance for compensation purposes.

Forward-Looking Statements

This press release contains “forward-looking statements,” including but not limited to Allergan’s earnings per share, product net sales forecasts and any other statements that refer to Allergan’s expected, estimated or anticipated future results as well as plans for further value creation. Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Allergan will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.

All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including, among other things, the following: changing competitive, market and regulatory conditions; Allergan’s ability to obtain and maintain adequate protection for its intellectual property rights; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigation, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, political instability, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, fluctuations or devaluations in the value of sovereign government debt, as well as the general impact of continued economic volatility, can materially affect Allergan’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.

Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the U.S. Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s 2013 Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Copies of Allergan’s press releases and additional information about Allergan are available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.

Important Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. Allergan has filed a solicitation/recommendation statement on Schedule 14D-9, as amended, with the SEC that has been mailed to Allergan’s stockholders. In addition, Allergan has filed a preliminary proxy statement with the SEC on October 6, 2014 and intends to file a definitive proxy statement. Any definitive proxy statement will be mailed to Allergan’s stockholders. INVESTORS AND STOCKHOLDERS OF ALLERGAN ARE ENCOURAGED TO READ THESE AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain free copies of these documents as they become available and any other documents filed with the SEC by Allergan at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of Allergan’s website at www.allergan.com. Copies of these materials may also be requested from Allergan’s information agent, Innisfree M&A Incorporated, toll-free at 877-800-5187.

Allergan, its directors and certain of its officers and employees are participants in solicitations of Allergan stockholders. Information regarding the names of Allergan’s directors and executive officers and their respective interests in Allergan by security holdings or otherwise is set forth in Allergan’s proxy statement for its 2014 annual meeting of stockholders, filed with the SEC on March 26, 2014, as supplemented by the proxy information filed with the SEC on April 22, 2014. Additional information can be found in Allergan’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 25, 2014 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and June 30, 2014, filed with the SEC on May 7, 2014 and August 5, 2014, respectively. To the extent holdings of Allergan’s securities have changed since the amounts printed in the proxy statement for the 2014 annual meeting of stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.

About Allergan, Inc.

Allergan is a multi-specialty health care company established more than 60 years ago with a commitment to uncover the best of science and develop and deliver innovative and meaningful treatments to help people reach their life’s potential. Today, we have approximately 11,700 highly dedicated and talented employees, global marketing and sales capabilities with a presence in more than 100 countries, a rich and ever-evolving portfolio of pharmaceuticals, biologics, medical devices and over-the-counter consumer products, and state-of-the-art resources in R&D, manufacturing and safety surveillance that help millions of patients see more clearly, move more freely and express themselves more fully. From our beginnings as an eye care company to our focus today on several medical specialties, including eye care, neurosciences, medical aesthetics, medical dermatology, breast aesthetics and urologics, Allergan is proud to celebrate more than 60 years of medical advances and proud to support the patients and physicians who rely on our products and the employees and communities in which we live and work. For more information regarding Allergan, go to: www.allergan.com.

Allergan Contacts

Joann Bradley (714) 246-4766 (investors)

David Nakasone (714) 246-6376 (investors)

Bonnie Jacobs (714) 246-5134 (media)

Cathy Taylor (714) 246-5551 (media)